Pacific Select Fund NSAR 12-31-04
Exhibit 77Q1(b) Copy of text described in sub-item 77D


Amendments to Investment Practices


Resolution 1

Equity Portfolio

WHEREAS, the investment practice of the Equity Portfolio currently does not limit the Portfolio's investments in American Depositary Receipts (ADRs); and

WHEREAS, Capital Guardian Trust Company, portfolio manager of the Equity
Portfolio effective May 1, 2005, desires that the Portfolio's investment practice be amended to limit its investments in American Depositary Receipts
(ADRs) to 10% of its assets; therefore it is:

RESOLVED, that effective May 1, 2005, the investment practice of the Equity
Portfolio be, and hereby is, amended to limit its investments in American
Depositary Receipts (ADRs) to 10% of its assets; and

WHEREAS, the Equity Portfolio's principal investment policy currently is to invest in U.S. companies with large market capitalizations that have better prospects for growth than the general U.S. economy; and

WHEREAS, Capital Guardian Trust Company, portfolio manager of the Equity
Portfolio effective May 1, 2005, desires that the Portfolio's principal investment policy be amended to emphasize its investments in companies with market capitalizations greater than $1.5 billion at the time of purchase;
therefore it is:

RESOLVED, that effective May 1, 2005, the Equity Portfolio's principal investment policy be, and hereby is, amended to emphasize its investments in companies with market capitalizations greater than $1.5 billion at the time of purchase.


Resolution 2

Equity Portfolio

WHEREAS, the investment practice of the Equity Portfolio currently limits its investments in real estate investment trusts (REITs) to 5% of the Portfolio's net assets; and

WHEREAS, Capital Guardian Trust Company, portfolio manager of the Equity
Portfolio, desires that the Portfolio's investment practice be amended to allow the Portfolio to invest in REITs without limit; therefore it is:

RESOLVED, that effective May 1, 2005, the investment practice of the Equity
Portfolio be, and hereby is, amended to allow the Portfolio to invest in REITs without limit.


Resolution 3

Technology Portfolio

WHEREAS, the investment practice of the Technology Portfolio currently does not limit investments in foreign securities; and

WHEREAS, Columbia Management Advisors, Inc., portfolio manager of the Technology
Portfolio effective May 1, 2005, desires that the Portfolio's investment practice be amended to limit its investments in foreign securities, including brady bonds, to 33% of its assets (excludes American Depositary Receipts (ADRs), Global
Depositary Receipts (GDRs) and NASDAQ listed foreign securities); therefore it is:

RESOLVED, that effective May 1, 2005, the investment practice of the Technology
Portfolio be, and hereby is, amended to limit its investments in foreign securities, including brady bonds, to 33% of its assets (excludes American
Depositary Receipts (ADRs), Global Depositary Receipts (GDRs) and NASDAQ listed foreign securities).


Resolution 4

Fasciano Small Equity Portfolio

WHEREAS, the investment practice of the Fasciano Small Equity Portfolio currently allows the Portfolio to engage in short sales against the box without limit; and

WHEREAS, Neuberger Berman Management Inc., portfolio manager of the Fasciano Small
Equity Portfolio effective May 1, 2005, desires that the Portfolio's investment practice be amended to allow the Portfolio to engage in short sales against the box, as long as no more than 15% of its net assets would be subject to such short sales at any time; therefore it is:

RESOLVED, that effective May 1, 2005, the investment practice of the Fasciano
Small Equity Portfolio be, and hereby is, amended to allow the Portfolio to engage in short sales against the box, as long as no more than 15% of its net assets would be subject to such short sales at any time; and


Resolution 5

Health Sciences Portfolio

WHEREAS, under the current nonfundamental investment restriction for the Fund, the Health Sciences Portfolio is prohibited from selling property or securities short; and

WHEREAS, Jennison Associates LLC, portfolio manager of the Health Sciences
Portfolio, desires that the nonfundamental investment policy be amended to allow the Portfolio to sell property or securities short; therefore it is:

RESOLVED, that effective May 1, 2005, the nonfundamental investment restriction for the Portfolio be, and hereby is, amended to allow the Portfolio to sell property or securities short.

WHEREAS, the investment practice of the Health Sciences Portfolio currently prohibits the Portfolio from purchasing and writing put and call options on securities and securities indexes that are not covered; and

WHEREAS, Jennison Associates LLC, portfolio manager of the Health Sciences
Portfolio, desires that the Portfolio's investment practice be amended to allow the Portfolio to purchase and write put and call options on securities and securities indexes that are not covered; therefore it is:

RESOLVED, that effective May 1, 2005, the investment practice of the Health
Sciences Portfolio be, and hereby is, amended to allow the Portfolio to purchase and write put and call options on securities and securities indexes that are not covered.


